Exhibit 99.1

Press Contact Neil Madle Varian Medical Systems +44 7786 526068 neil.madle@varian.com

FOR IMMEDIATE RELEASE

Varian Medical Systems Acquires Distributor in Poland

Palo Alto, CA., September 7, 2016 – Varian Medical Systems (NYSE:VAR) is announcing the acquisition of the radiotherapy business of Candela, a leading distributor of radiotherapy equipment in Poland. Warsaw-based Candela, which employs more than 40 people, has represented Varian in Poland for the past 20 years. The acquisition closed yesterday following approval from the Polish Competition Authority.

“By bringing Candela’s radiotherapy business into the Varian family we hope to serve our Polish customers even more effectively and continue to improve access to advanced care for cancer patients in the country,” said Jean-Luc Devleeschauwer, president of Varian’s Oncology Systems business in EMEIA. “Candela’s radiotherapy business has an experienced team with strong customer relationships and we were keen to bring this local expertise into Varian.”

“This acquisition strengthens Varian’s position in Poland at a time when both the public and private sectors are investing in modern radiotherapy and radiosurgery equipment to equip the country’s hospitals,” added Aleksander Naumann, CEO of Candela, who will become managing director of Varian Medical Systems Poland. “Varian’s global network and experience will allow us to better serve Polish patients and contribute to Poland’s ability to tackle the scourge of cancer with cost effective, state-of-the-art solutions.”

There are more than 80 Varian medical linear accelerators installed in Polish radiotherapy departments.

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About Varian Medical Systems
Varian Medical Systems, Inc., of Palo Alto, California, focuses energy on saving lives by equipping the world with advanced technology for fighting cancer and for X-ray imaging.  The company is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiation. The company provides comprehensive solutions for radiotherapy, radiosurgery, proton therapy and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is also a premier supplier of X-ray imaging components, including tubes, digital detectors, cables and connectors as well as image processing software and workstations for use in medical and industrial settings, as well as for security and non-destructive testing.  Varian Medical Systems employs approximately 7,700 people who are located at manufacturing sites in North America, Europe, and China and sales and support offices around the world.  For more information, visit http://www.varian.com or follow us on Twitter.

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry and market outlook, including customer demand and acceptance of products or technology; growth drivers; Varian's future orders, revenues or other financial performance; the ability of Varian’s technology and products to treat cancer; and any statements using the terms “will,” “can,” “future,” “plan,” “expect,” “hope” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the Varian’s actual results to differ materially from those anticipated. Such risks and uncertainties include the ability to effectively integrate the operations of Candela’s radiotherapy business into Varian’s product offerings and sales, marketing and other operations; the ability to retain the services of key Candela personnel; demand for Varian's products and demand for the services of Candela’s radiotherapy business; Varian's ability to develop, commercialize, and deploy new products; the impact of competitive products and pricing; the effect of global economic conditions; Varian’s ability to meet legal and regulatory requirements; changes in the legal or regulatory environment; and the other risks listed from time to time in Varian’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. Varian assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.